EXHIBIT 99.1

CONTACT:

Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Provides Financial and Pipeline Update for 2015 Third Quarter

•	AMPYRA® (dalfampridine) 3Q 2015 Net Revenue of $117.0 Million; 21% increase over 3Q 2014
•	Raising Full Year 2015 Guidance for AMPYRA Net Revenue from $410-$420 Million to $420-$430 Million
•	Company Remains Cash Flow Positive While Funding Late Stage Pipeline

ARDSLEY, N.Y. – October 22, 2015 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a financial and pipeline update for the third quarter ended September 30, 2015.

“AMPYRA continued to grow robustly in the third quarter, supporting our ongoing investment in an exciting late stage pipeline, while the Company remained cash flow positive. Our top priority is the successful development of our clinical pipeline,” said Ron Cohen, M.D., Acorda Therapeutics’ President and CEO. “We expect several data milestones in 2016 for our most advanced programs, led by CVT-301 for the treatment of off episodes in Parkinson’s disease, PLUMIAZ for seizure clusters in epilepsy and dalfampridine for the treatment of post-stroke walking deficits.”

“We were also encouraged by positive developments in defending our intellectual property around AMPYRA. Our legal team has been recognized nationally for its achievements in the area of patent litigation.”

Financial Results

The Company reported GAAP net income of $3.9 million for the quarter ended September 30, 2015, or $0.09 per diluted share. GAAP net income in the same quarter of 2014 was $12.0 million, or $0.28 per diluted share.

Non-GAAP net income for the quarter ended September 30, 2015 was $13.5 million, or $0.31 per diluted share. Non-GAAP net income in the same quarter of 2014 was $27.6 million, or $0.65 per diluted share. Non-GAAP net income excludes share based compensation charges, non-cash convertible debt, changes in the fair value of acquired contingent consideration, acquisition related expenses, the impact of a change in accounting policy for Zanaflex revenue recognition, and non-cash tax expenses. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg - For the quarter ended September 30, 2015, the Company reported AMPYRA net revenue of $117.0 million compared to $96.4 million for the same quarter in 2014.

ZANAFLEX CAPSULES® (tizanidine hydrochloride), ZANAFLEX® (tizanidine hydrochloride) tablets and authorized generic capsules - For the quarter ended September 30, 2015, the Company reported combined net revenue and royalties from ZANAFLEX and tizanidine of $26.0 million compared to $4.5 million for the same quarter in 2014. Net revenue for Zanaflex for the quarter ended September 30, 2015 includes the impact of a one-time net adjustment of $22.2 million, representing the cumulative impact of the Company’s conversion from the sell-through to the sell-in method of revenue recognition. Under the sell-in method of revenue recognition, revenue is recognized when the product is shipped to the distributor, whereas, under the sell-through method, revenue is recognized when the product is prescribed to the patient.  Going forward, Zanaflex revenue will be recognized under the sell-in method of revenue recognition.

FAMPYRA® (prolonged-release fampridine tablets) - For the quarter ended September 30, 2015, the Company reported FAMPYRA royalties from sales outside of the U.S. of $2.5 million compared to $2.5 million for the same quarter in 2014.

Research and development (R&D) expenses for the quarter ended September 30, 2015 were $43.4 million, including $2.3 million of share-based compensation, compared to $16.6 million including $1.4 million of share-based compensation for the same quarter in 2014.

The Company reiterated 2015 R&D guidance of 140-$150 million. This guidance excludes share-based compensation.

Sales, general and administrative (SG&A) expenses for the quarter ended September 30, 2015 were $51.1 million, including $6.7 million of share-based compensation, compared to $47.8 million including $5.8 million of share-based compensation for the same quarter in 2014.

The Company reiterated 2015 SG&A guidance of $180-$190 million. This guidance excludes share-based compensation.

Provision for income taxes for the quarter ended September 30, 2015 was $17.8 million, including $0.8 million of cash taxes, compared to $4.5 million, including $0.6 million of cash taxes for the same quarter in 2014.

At September 30, 2015 the Company had cash, cash equivalents and investments of $323.4 million. The Company expects to be cash flow positive in 2015.

Quarterly Highlights

•	AMPYRA (dalfampridine)
-
In August, the Company announced that the United States Patent and Trademark Office (USPTO) Patent Trials and Appeal Board (PTAB) denied the institution of the two inter partes review (IPR) petitions against two of its AMPYRA patents.  These patents are two of five Orange Book-listed patents that apply to AMPYRA.  The filing party has moved for reconsideration of the PTAB’S decision.

-
In September, four IPR petitions were filed with the PTAB by the same party, challenging the validity of four of the five AMPYRA Orange Book-listed patents. The Company will oppose these IPR petitions, and if one or more is allowed to proceed, the Company will defend its patents against them.

-
In October, the Company announced it had entered into two settlement agreements with Actavis Laboratories FL (“Actavis”), Inc. and Sun Pharmaceutical Industries Ltd. and its subsidiary (collectively, “Sun”) to resolve pending patent litigation related to AMPYRA. As a result of the settlement agreements, both Actavis and Sun will be permitted to market a generic version of AMPYRA in the United States at a specified date in 2027, or potentially earlier under certain circumstances. These settlements do not resolve pending patent litigation brought by the Company against other parties who have submitted ANDAs to the FDA seeking marketing approval for generic versions of AMPYRA.

-
In October, the Company presented 5-year post-marketing safety data for dalfampridine extended release tablets in multiple sclerosis at the 31st Congress of the European Committee for the Treatment and Research in Multiple Sclerosis (ECTRIMS) annual meeting in Barcelona. The data presented continue to be consistent with those reported in double-blind clinical trials, with incidence of reported seizure remaining stable over time.

•	rHIgM22
-
In October, the Company presented pharmacokinetics from the rHIgM22 Phase 1 clinical trial in patients with stable multiple sclerosis, confirming that rHIgM22 penetrates the CNS. This data was presented at the 31st Congress of the European Committee for the Treatment and Research in Multiple Sclerosis (ECTRIMS) annual meeting in Barcelona.

•	CVT-427
-
The Company has selected zolmitriptan as the active ingredient for CVT-427, an inhaled triptan in development for relief of acute migraine using the ARCUS technology.  Its Phase 1 study of CVT-427 is expected to begin before the end of 2015.

•	Corporate
-
The Company’s legal team, led by Jane Wasman, President, International and General Counsel, was the recipient of a 2015 "Hatch Waxman Impact Case of the Year" award from LMG Life Sciences. The annual LMG Life Sciences awards recognizes leading attorneys, law firms, and in-house counsel teams that have played a significant role in the life sciences industry over the last 12 months.

-	Acorda was named one of the 100 Best Workplaces for Women, based on an independent survey by Fortune and Great Place to Work.

Webcast and Conference Call
Ron Cohen, President and Chief Executive Officer, and Michael Rogers, Chief Financial Officer, will host a conference call today at 8:30 a.m. ET to review the Company’s third quarter 2015 results.

To participate in the conference call, please dial (855) 542-4209 (domestic) or (404) 455-6054 (international) and reference the access code 51315974. The presentation will be available via a live webcast on the Investors section of www.acorda.com.

A replay of the call will be available from 1:30 p.m. ET on October 22, 2015 until 11:59 pm on October 29, 2015. To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference the access code 51315974. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

About AMPYRA (dalfampridine)
AMPYRA is a potassium channel blocker approved as a treatment to improve walking in patients with multiple sclerosis (MS). This was demonstrated by an increase in walking speed. AMPYRA, which was previously referred to as Fampridine-SR, is an extended release tablet formulation of dalfampridine (4-aminopyridine, 4-AP), and is known as prolonged-, modified, or sustained-release fampridine (FAMPYRA®) in some countries outside the United States (U.S).

In laboratory studies, dalfampridine extended release tablets has been found to improve impulse conduction in nerve fibers in which the insulating layer, called myelin, has been damaged.  The mechanism by which dalfampridine exerts its therapeutic effect has not been fully elucidated.  AMPYRA is being developed and commercialized in the U.S. by Acorda Therapeutics; FAMPYRA is being developed and commercialized by Biogen International GmbH in markets outside the U.S. based on a licensing agreement with Acorda. AMPYRA and FAMPRYA are manufactured globally by Alkermes Pharma Ireland Limited, a subsidiary of Alkermes plc, based on a supply agreement with Acorda.

AMPYRA is available by prescription in the United States. For more information about AMPYRA, including patient assistance and co-pay programs, healthcare professionals and people with MS can contact AMPYRA Patient Support Services at 888-881-1918. AMPYRA Patient Support Services is available Monday through Friday, from 8:00 a.m. to 8:00 p.m. Eastern Time.

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that restore function and improve the lives of people with neurological disorders. Acorda markets three FDA-approved therapies, including AMPYRA®(dalfampridine). The Company has one of the leading pipelines in the industry of novel neurological therapies. Acorda is currently developing a number of clinical and preclinical stage therapies. This pipeline addresses a range of disorders including post-stroke walking deficits, Parkinson’s disease, epilepsy, heart failure, MS and spinal cord injury.   For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to realize the benefits anticipated from the Civitas transaction and to successfully integrate Civitas' operations into our operations; our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; we may need to raise additional funds to finance our expanded operations and may not be able to do so on acceptable terms; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen International GmbH in connection therewith; competition; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and, failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided income, adjusted to exclude the items below. These non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of these non-GAAP financial measures when viewed in conjunction with our GAAP results, provide investors with a more meaningful understanding of our ongoing and projected operating performance because they exclude (i) non-cash charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the current period, (iv) non-cash tax expenses related to our tax accounting which do not correlate to our actual tax payment obligations, (v) the impact of a change in accounting policy with regards to revenue recognition for our Zanaflex product line due to a one-time, non-recurring event, and (vi) acquisition related expenses that pertain to a non-recurring event. The Company believes these non-GAAP financial measures help indicate underlying trends in the company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the company’s business and to evaluate its performance. A reconciliation of the historical non-GAAP financial results presented in this release to our GAAP financial results is included in the attached financial statements.

###

Financial Statements

Acorda Therapeutics, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Cash, cash equivalents, short-term and long-term investments	$323,430	$307,618
Trade receivable, net	31,755	32,211
Other current assets	22,578	24,052
Finished goods inventory	46,838	26,837
Deferred tax asset	4,967	18,420
Property and equipment, net	42,415	46,090
Goodwill	183,636	182,952
Intangible assets, net	431,279	432,822
Other assets	13,380	9,677
Total assets	$1,100,278	$1,080,679

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$82,477	$73,869
Deferred product revenue	-	29,420
Current portion of deferred license revenue	9,057	9,057
Current portion of revenue interest liability	561	893
Current portion of notes payable	1,144	1,144
Convertible senior notes	293,492	287,699
Contingent consideration	60,000	52,600
Non-current portion of deferred license revenue	43,777	50,570
Deferred tax liability	24,568	23,885
Other long-term liabilities	10,314	11,287
Stockholders' equity	574,888	540,255
Total liabilities and stockholders' equity	$1,100,278	$1,080,679

Acorda Therapeutics, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues:
Net product revenues	$141,330	$98,481	$342,394	$262,662
Royalty revenues	4,605	5,216	12,571	14,153
License revenue	2,264	2,264	6,793	6,793
Total revenues	148,199	105,961	361,758	283,608

Costs and expenses:
Cost of sales	24,741	20,575	65,896	55,004
Cost of license revenue	159	159	476	476
Research and development	43,356	16,578	105,221	47,548
Selling, general and administrative	51,056	47,820	152,645	145,357
Change in fair value of acquired contingent consideration	3,200	-	7,400	-
Total operating expenses	122,512	85,132	331,638	248,385

Operating income	$25,687	$20,829	$30,120	$35,223

Other expense, net	(3,976)	(4,340)	(11,406)	(4,520)
Income before income taxes	21,711	16,489	18,714	30,703
Provision for income taxes	(17,770)	(4,536)	(16,861)	(13,361)

Net income	$3,941	$11,953	$1,853	$17,342

Net income per common share - basic	$0.09	$0.29	$0.04	$0.42
Net income per common share - diluted	$0.09	$0.28	$0.04	$0.41
Weighted average per common share - basic	42,174	41,094	42,097	41,022
Weighted average per common share - diluted	43,432	42,365	43,434	42,346

Acorda Therapeutics, Inc.
Non-GAAP Income and Income per Common Share Reconciliation
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

GAAP net income	$3,941	$11,953	$1,853	$17,342
Pro forma adjustments:
Non-cash interest expense (1)	2,153	2,069	6,383	2,226

Non-cash tax expenses (2)	16,941	3,921	14,709	11,532

Acquisition related expenses (3)	-	2,355	-	2,355

Change in revenue recognition - Zanaflex Capsules & tablets (4)	(21,633)	-	(21,633)	-

Change in fair value of acquired contingent consideration (5)	3,200	-	7,400	-

Share-based compensation expenses included in R&D	2,250	1,423	6,231	4,089
Share-based compensation expenses included in SG&A	6,664	5,848	18,517	16,555
Total share-based compensation expenses	8,914	7,271	24,748	20,644

Total pro forma adjustments	9,575	15,616	31,607	36,757

Non-GAAP net income	$13,516	$27,569	$33,460	$54,099

Net income per common share - basic	$0.32	$0.67	$0.79	$1.32
Net income per common share - diluted	$0.31	$0.65	$0.77	$1.28
Weighted average per common share - basic	42,174	41,094	42,097	41,022
Weighted average per common share - diluted	43,432	42,365	43,434	42,346

(1) Non-cash interest expense related to the convertible senior notes.
(2) $0.8 million and $0.6 million paid in cash taxes in the three months ended 2015 and 2014, respectively; $2.1 million and $1.8 million paid in cash taxes in the nine months ended 2015 and 2014, respectively.

(3) Transaction related expenses for the Civitas acquisition.
(3) Transaction related expenses for the Civitas acquisition.
(4) Change from "sell-through" (deferred) revenue recognition to "sell-in" (traditional) revenue recognition.
(5) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.